Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(a)/
RULE 15d-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
CERTIFICATION

I, Robert C. McBride, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Ascential Software Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[Intentionally omitted since the information to which this paragraph relates is not included in this Annual Report on Form 10-K/A];

4.	[Intentionally omitted since the information to which this paragraph relates is not included in this Annual Report on Form 10-K/A]; and

5.	[Intentionally omitted since the information to which this paragraph relates is not included in this Annual Report on Form 10-K/A].

/s/ Robert C. McBride
Robert C. McBride
Chief Financial Officer
(Principal Financial Officer)

Date: April 22, 2005